Exhibit List


Exhibit No.              Exhibit
24                  Power of Attorney for W. W. Hawkins




POWER OF ATTORNEY

     REPORTS, SECURITIES TRANSACTIONS


POWER OF ATTORNEY

               REPORTS, SECURITIES TRANSACTIONS


     I,  W.  Whitley  Hawkins, of 1801 Olds Court, Marco  Island,

Florida  34145,  as  a  director  of  Questar  Corporation   (the

"Company"), do hereby appoint Abigail L. Jones and S.  E.  Parks,

or each of them acting alone, my true and lawful attorney-in-fact to sign any Form 3, Form 4, Form 5, or Form 144 Reports that I am required  to  file  with the Securities and  Exchange  Commission reporting  transactions involving shares of the Company's  common stock and derivative securities whose value is dependent on  such shares, including option grants and phantom stock units allocated to  my  accounts  under the terms of deferred compensation  plans adopted by the Company and its subsidiaries.

      I acknowledge that Ms. Jones and Mr. Parks are not assuming any  responsibility that I have to comply with federal securities laws, including compliance with Section 16 of the Securities  and

Exchange Act of 1934.

      By  signing this Power of Attorney, I am revoking  a  prior document  dated  August 28, 2002.  This Power of  Attorney  shall remain  in  full force and effect with respect to my holdings  of any transactions of securities issued by the Company as long as I am  required to make reports of my transactions, unless I  revoke it with a signed writing prior to such date.

October 22, 2004

Date                               /s/ W. Whitley Hawkins